Exhibit 10.3

EXECUTION VERSION

FOURTH AMENDED AND RESTATED PARENT GUARANTEE

FOURTH AMENDED AND RESTATED GUARANTEE (the “Guarantee”), dated as of May 27, 2016, made by NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Third Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Navistar Financial Corporation (the “US Borrower”) and Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the Lenders, Bank of America, N.A., as syndication agent, and the Administrative Agent.

WHEREAS, pursuant to the Credit Agreement, certain of the Lenders have severally agreed to make Loans to the Mexican Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Mexican Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and WHEREAS, Guarantor owns, directly or indirectly, all of the capital stock of the Mexican Borrower, and it is to the advantage of Guarantor that the Lenders make the Loans to the Mexican Borrower;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Mexican Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, “Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso mercantil” or “quiebra”), or the commencement of any insolvency, reorganization or like proceeding, relating to the Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrower pursuant to the terms of the Credit Agreement) or otherwise; provided that for the purposes of determining the obligations of the Guarantor under this Agreement, the definition of “Mexican Obligations” shall not create any guarantee by the Guarantor of any Excluded Swap Obligations of the Guarantor.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees (other than, with respect to the Guarantor, any Excluded Swap Obligations of the Guarantor) to the Administrative Agent, for its own benefit and for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Mexican Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations of the Mexican Borrower.

(b) Without duplication of any reimbursement to the extent paid by the Borrowers, the Guarantor further agrees to pay any and all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements for one firm of counsel for the Administrative Agent, the Issuing Bank and the Lenders in each relevant jurisdiction in enforcing any or all of the Mexican Obligations and/or enforcing any rights with respect to the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Mexican Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Mexican Borrower may be free from any Mexican Obligations.

(c) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent or such Lender in writing that such payment is made under this Guarantee for such purpose.

(d) Any and all payments made by or on behalf of the Guarantor to the Administrative Agent or a Lender under this Guarantee or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes (which, for the avoidance of doubt, shall exclude all Excluded Taxes, applying such term as though any such payment were made to the Administrative Agent or such Lender (as applicable) under the Credit Agreement). If any Non-Excluded Taxes or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender under this Guarantee or any other Loan Documents, as determined in good faith by the applicable withholding agent, the amounts so payable by the Guarantor to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable at the rates or in the amounts specified in this Guarantee or any other Loan Document. Whenever any such Non-Excluded Taxes or Other Taxes are payable by the Guarantor, thereafter the Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, the original official report or return, or a certified copy thereof, received by the Guarantor showing payment thereof. If the Guarantor fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Guarantor shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure. The Guarantor shall indemnify the Administrative Agent and each Lender for any Non-Excluded Taxes or Other Taxes that are payable or paid by the Administrative Agent or such Lender and any incremental taxes, interest or penalties with respect thereto. Each Lender and the Administrative Agent shall comply with Sections 4.12(c) and (d) of the Credit Agreement, treating the Guarantor as if it were a Borrower for purposes of those Sections.

(e) The Guarantor absolutely, unconditionally, and irrevocably undertakes to provide (and acknowledges that each Qualified Keepwell Provider jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide) such funds or other support as may be needed from time to time by any Qualified Keepwell Provider to honor all of its obligations under its guarantee or security agreement in respect of any Swap Obligation (provided, however, that the Guarantor shall only be liable under this Section 2 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Guarantor under this Section 2 shall remain in full force and effect until a discharge of the guarantor obligations of each Qualified Keepwell Provider. The Guarantor intends that this Section 2 constitutes, and this Section 2 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of any Qualified Keepwell Provider for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Mexican Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Mexican Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Mexican Borrower on account of the Mexican Obligations are paid in full and the Commitments are terminated.

4. Amendments, etc. with respect to the Mexican Obligations: Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Mexican Obligations continued, and the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite number of Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Mexican Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Mexican Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Mexican Borrower or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrower or any other guarantor with respect to the Mexican Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any Note or other Loan Document, any of the Mexican Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Mexican Borrower against the Administrative Agent or any Lender, or (c) any other circumstance (other than a defense of payment or performance) whatsoever (with or without notice to or knowledge of the Mexican Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Mexican Borrower for the Mexican Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Mexican Borrower or any other Person or against any collateral security or guarantee for the Mexican Obligations (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit

Agreement) or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Mexican Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Mexican Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective permitted successors, indorsees, transferees and assigns, until all the Mexican Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Mexican Borrower may be free from any Mexican Obligations.

6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Mexican Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Mexican Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

7. Payments. The Guarantor hereby agrees that the Mexican Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 500 Stanton Christiana Road, Ops Building 2, 3rd Floor, Newark, DE 19713-2107, Attention: Dan Lougheed, E-mail: dan.p.lougheed@jpmorgan.com.

8. Representations and Warranties. In order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Organization. The Guarantor is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization.

(b) Power. The Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary corporate and, if required, stockholder action to authorize its execution, delivery and performance of this Guarantee.

(c) Due Execution. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(d) Governmental Approvals; No Conflicts. The execution, delivery, performance, validity or enforceability of this Guarantee, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) such filings as may be required under federal and state securities laws for purposes of disclosure, (ii) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

9. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

10. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by electronic mail confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, three Business Days after being deposited in the mails by certified mail, return receipt requested, or if by electronic mail, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in or pursuant to Section 12.01 of the Credit Agreement; and

(b) if to the Guarantor, at its address or e-mail address for notices set forth under its signature below.

The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. This Guarantee amends and restates in its entirety the Third Amended and Restated Parent Guarantee, dated as of December 2, 2011, made by the Guarantor in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

13. Amendments in Writing: No Waiver: Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Required Lenders; provided that any provision of this Guarantee may be waived by the Required Lenders in a letter or agreement executed by the Required Lenders provided by e-mail transmission from the Administrative Agent.

(b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on anyone occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. The Guarantor may not transfer any of its rights or obligations under this Guarantee without the written consent of each Lender.

16. Governing Law. This Guarantee and the rights and obligations of the parties under this Guarantee shall be governed by and construed and interpreted in accordance with the law of the State of New York.

17. Submission To Jurisdiction; Waivers. Each party hereto, except in the case of paragraph (a) below, in which case, the Guarantor, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and any other loan documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Guarantee;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection (including any objection based on place of residence or domicile) that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to such party at its address set forth under its signature below or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary punitive or consequential damages.

18. WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	President, Financial Services and Treasurer

Address for Notices:
2701 Navistar Drive
Lisle, IL 60532
Attention: Treasurer
Email: Bill.McMenamin@Navistar.com

Copies of notices should be sent to each of the following:

Navistar International Corporation
2701 Navistar Drive
Lisle, IL 60532
Attention: General Counsel
Email: Steven.Covey@Navistar.com

Paul Hastings LLP
71 S. Wacker Drive, 45th Floor
Chicago, IL 60606
Attention: Maureen Sweeney
Email: maureensweeney@paulhastings.co

Signature page to the Fourth Amended and Restated Parent Guarantee

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:	/s/ Gene Riego de Dios
Name:	Gene Riego de Dios
Title:	Vice President

Signature page to the Fourth Amended and Restated Parent Guarantee